Exhibit 4.24

PPL ELECTRIC UTILITIES CORPORATION

(formerly PP&L, Inc. and Pennsylvania Power & Light Company)

TO

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly Bankers Trust Company,

successor to Morgan Guaranty Trust Company of New York,

formerly Guaranty Trust Company of New York)

As Trustee under PPL Electric Utilities Corporation’s

Mortgage and Deed of Trust,

Dated as of October 1, 1945

             Supplemental Indenture

Providing among other things for

First Mortgage Bonds,      % Collateral Series due

Dated as of              1,

                     SUPPLEMENTAL INDENTURE

             SUPPLEMENTAL INDENTURE, dated as of                      1,          made and entered into by and between PPL ELECTRIC UTILITIES CORPORATION (formerly PP&L, Inc. and Pennsylvania Power & Light Company), a corporation of the Commonwealth of Pennsylvania, whose address is Two North Ninth Street, Allentown, Pennsylvania 18101 (hereinafter sometimes called the Company), and DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly Bankers Trust Company), a corporation of the State of New York, whose address is 60 Wall Street, New York, New York 10005 (hereinafter sometimes called the Trustee), as Trustee under the Mortgage and Deed of Trust, dated as of October 1, 1945 (hereinafter called the Mortgage and, together with any indentures supplemental thereto, hereinafter called the Indenture), which Mortgage was executed and delivered by Pennsylvania Power & Light Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which said Mortgage is hereby made, this instrument (hereinafter called the              Supplemental Indenture) being supplemental thereto.

WHEREAS, said Mortgage was or is to be recorded in various Counties in the Commonwealth of Pennsylvania, which Counties include or will include all Counties in which this              Supplemental Indenture is to be recorded; and

WHEREAS, by amendment to its Articles of Incorporation filed in the Office of the Secretary of State of Pennsylvania on September 12, 1997, the Company changed its name to PP&L, Inc.; and

WHEREAS, by an amendment to its Articles of Incorporation filed with the Office of the Secretary of State of Pennsylvania on February 14, 2001, the Company changed its name to PPL Electric Utilities Corporation; and

WHEREAS, an instrument, dated August 5, 1994, was executed by the Company appointing Bankers Trust Company as Trustee in succession to said Morgan Guaranty Trust Company of New York (resigned) under the Indenture, and by Bankers Trust Company accepting said appointment, which instrument was or is to be recorded in various Counties in the Commonwealth of Pennsylvania; and

WHEREAS, by an amendment to its Articles of Incorporation filed in the office of the Secretary of State of New York, effective April 15, 2002, the Trustee changed its name to Deutsche Bank Trust Company Americas; and

WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Indenture and to make subject to the lien of the Indenture any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company executed and delivered as supplements to the Mortgage, the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	July 1, 1947
Second Supplemental Indenture	December 1, 1948
Third Supplemental Indenture	February 1, 1950
Fourth Supplemental Indenture	March 1, 1953
Fifth Supplemental Indenture	August 1, 1955
Sixth Supplemental Indenture	December 1, 1961
Seventh Supplemental Indenture	March 1, 1964
Eighth Supplemental Indenture	June 1, 1966
Ninth Supplemental Indenture	November 1, 1967
Tenth Supplemental Indenture	December 1, 1967
Eleventh Supplemental Indenture	January 1, 1969
Twelfth Supplemental Indenture	June 1, 1969

Designation	Dated as of
Thirteenth Supplemental Indenture	March 1, 1970
Fourteenth Supplemental Indenture	February 1, 1971
Fifteenth Supplemental Indenture	February 1, 1972
Sixteenth Supplemental Indenture	January 1, 1973
Seventeenth Supplemental Indenture	May 1, 1973
Eighteenth Supplemental Indenture	April 1, 1974
Nineteenth Supplemental Indenture	October 1, 1974
Twentieth Supplemental Indenture	May 1, 1975
Twenty-first Supplemental Indenture	November 1, 1975
Twenty-second Supplemental Indenture	December 1, 1976
Twenty-third Supplemental Indenture	December 1, 1977
Twenty-fourth Supplemental Indenture	April 1, 1979
Twenty-fifth Supplemental Indenture	April 1, 1980
Twenty-sixth Supplemental Indenture	June 1, 1980
Twenty-seventh Supplemental Indenture	June 1, 1980
Twenty-eighth Supplemental Indenture	December 1, 1980
Twenty-ninth Supplemental Indenture	February 1, 1981
Thirtieth Supplemental Indenture	February 1, 1981
Thirty-first Supplemental Indenture	September 1, 1981
Thirty-second Supplemental Indenture	April 1, 1982
Thirty-third Supplemental Indenture	August 1, 1982
Thirty-fourth Supplemental Indenture	October 1, 1982
Thirty-fifth Supplemental Indenture	November 1, 1982
Thirty-sixth Supplemental Indenture	February 1, 1983
Thirty-seventh Supplemental Indenture	November 1, 1983
Thirty-eighth Supplemental Indenture	March 1, 1984
Thirty-ninth Supplemental Indenture	April 1, 1984
Fortieth Supplemental Indenture	August 15, 1984
Forty-first Supplemental Indenture	December 1, 1984
Forty-second Supplemental Indenture	June 15, 1985
Forty-third Supplemental Indenture	October 1, 1985
Forty-fourth Supplemental Indenture	January 1, 1986
Forty-fifth Supplemental Indenture	February 1, 1986
Forty-sixth Supplemental Indenture	April 1, 1986
Forty-seventh Supplemental Indenture	October 1, 1986
Forty-eighth Supplemental Indenture	March 1, 1988
Forty-ninth Supplemental Indenture	June 1, 1988
Fiftieth Supplemental Indenture	January 1, 1989
Fifty-first Supplemental Indenture	October 1, 1989
Fifty-second Supplemental Indenture	July 1, 1991
Fifty-third Supplemental Indenture	May 1, 1992
Fifty-fourth Supplemental Indenture	November 1, 1992
Fifty-fifth Supplemental Indenture	February 1, 1993
Fifty-sixth Supplemental Indenture	April 1, 1993
Fifty-seventh Supplemental Indenture	June 1, 1993
Fifty-eighth Supplemental Indenture	October 1, 1993
Fifty-ninth Supplemental Indenture	February 15, 1994
Sixtieth Supplemental Indenture	March 1, 1994
Sixty-first Supplemental Indenture	March 15, 1994
Sixty-second Supplemental Indenture	September 1, 1994
Sixty-third Supplemental Indenture	October 1, 1994
Sixty-fourth Supplemental Indenture	August 1, 1995
Sixty-fifth Supplemental Indenture	April 1, 1997
Sixty-sixth Supplemental Indenture	May 1, 1998

Designation	Dated as of
Sixty-seventh Supplemental Indenture	June 1, 1999
Sixty-eighth Supplemental Indenture	August 1, 2001
Sixty-ninth Supplemental Indenture	January 1, 2002
Seventieth Supplemental Indenture	February 1, 2003
Seventy-first Supplemental Indenture	May 1, 2003
Seventy-second Supplemental Indenture	February 1, 2005
Seventy-third Supplemental Indenture	May 1, 2005
Seventy-fourth Supplemental Indenture	June 1, 2005
Seventy-fifth Supplemental Indenture	December 1, 2005
[Others]

which supplemental indentures were or are to be recorded in various Counties in the Commonwealth of Pennsylvania; and

WHEREAS, the Company executed and delivered its Supplemental Indenture, dated July 1, 1954, creating a security interest in certain personal property of the Company, pursuant to the provisions of the Pennsylvania Uniform Commercial Code, as a supplement to the Mortgage, which Supplemental Indenture was filed in the Office of the Secretary of the Commonwealth of Pennsylvania on July 1, 1954, and all subsequent supplemental indentures were so filed; and

WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3% Series due 1975	$93,000,000	None
2-3/4% Series due 1977	20,000,000	None
3-1/4% Series due 1978	10,000,000	None
2-3/4% Series due 1980	37,000,000	None
3-1/2% Series due 1983	25,000,000	None
3-3/8% Series due 1985	25,000,000	None
4-5/8% Series due 1991	30,000,000	None
4-5/8% Series due 1994	30,000,000	None
5-5/8% Series due 1996	30,000,000	None
6-3/4% Series due 1997	30,000,000	None
6-1/2% Series due 1972	15,000,000	None
7% Series due 1999	40,000,000	None
8-1/8% Series due June 1, 1999	40,000,000	None
9% Series due 2000	50,000,000	None
7-1/4% Series due 2001	60,000,000	None
7-5/8% Series due 2002	75,000,000	None
7-1/2% Series due 2003	80,000,000	None
Pollution Control Series A	28,000,000	None
9-1/4% Series due 2004	80,000,000	None
10-1/8% Series due 1982	100,000,000	None
9-3/4% Series due 2005	125,000,000	None

Series	Principal Amount Issued	Principal Amount Outstanding
9-3/4% Series due November 1, 2005	$100,000,000	None
8-1/4% Series due 2006	150,000,000	None
8-1/2% Series due 2007	100,000,000	None
9-7/8% Series due 1983-1985	100,000,000	None
15-5/8% Series due 2010	100,000,000	None
11-3/4% Series due 1984	30,000,000	None
Pollution Control Series B	70,000,000	None
Pollution Control Series C	20,000,000	None
14% Series due December 1, 1990	125,000,000	None
15% Series due 1984-1986	50,000,000	None
14-3/4% Series A due 1986	30,000,000	None
14-3/4% Series B due 1986	20,000,000	None
16-1/2% Series due 1987-1991	$52,000,000	None
16-1/8% Series due 1992	100,000,000	None
16-1/2% Series due 1986-1990	92,500,000	None
13-1/4% Series due 2012	100,000,000	None
Pollution Control Series D	70,000,000	None
12-1/8% Series due 1989-1993	50,000,000	None
13-1/8% Series due 2013	125,000,000	None
Pollution Control Series E	37,750,000	None
13-1/2% Series due 1994	125,000,000	None
Pollution Control Series F	115,500,000	None
12-3/4% Series due 2014	125,000,000	None
Pollution Control Series G	55,000,000	None
12% Series due 2015	125,000,000	None
10-7/8% Series due 2016	125,000,000	None
9-5/8% Series due 1996	125,000,000	None
9% Series due 2016	125,000,000	None
9-1/2% Series due 2016	125,000,000	None
9-1/4% Series due 1998	125,000,000	None
9-5/8% Series due 1998	125,000,000	None
10% Series due 2019	125,000,000	None
9-1/4% Series due 2019	250,000,000	None
9-3/8% Series due 2021	150,000,000	None
7-3/4% Series due 2002	150,000,000	None
8-1/2% Series due 2022	150,000,000	None
Pollution Control Series H	90,000,000	None
6-7/8% Series due 2003	100,000,000	None
7-7/8% Series due 2023	200,000,000	None
5-1/2% Series due 1998	150,000,000	None
6-1/2% Series due 2005	125,000,000	None
6% Series due 2000	125,000,000	None
6-3/4% Series due 2023	150,000,000	None
Pollution Control Series I	53,250,000	None
6.55% Series due 2006	150,000,000	[ ]
7.30% Series due 2024	150,000,000	None
6-7/8% Series due 2004	150,000,000	None
7-3/8% Series due 2014	100,000,000	[ ]
Pollution Control Series J	115,500,000	None
7.70% Series due 2009	200,000,000	[ ]
Pollution Control Series K	55,000,000	None
Short-Term Series A	800,000,000	None

Series	Principal Amount Issued	Principal Amount Outstanding
6 1/8% REset Put Securities Series due 2006	200,000,000	None
Short-Term Series B	600,000,000	None
5-7/8% Series due August 15, 2007	300,000,000	[ ]
6-1/4% Series due August 15, 2009	500,000,000	[ ]
3.125% Pollution Control Series due 2008	90,000,000	[ ]
4.30% Collateral Series due 2013	100,000,000	[ ]
4.70% Pollution Control Series due 2029	115,500,000	[ ]
4.75% Pollution Control Series due 2027	108,250,000	[ ]
4.95% Collateral Series due December 15, 2015	100,000,000	[ ]
5.15% Collateral Series due December 15, 2020	100,000,000	[ ]

which bonds are also sometimes called bonds of the First through              Series, respectively; and

WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Indenture as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Indenture; and

WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any future covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the States in which any property at the time subject to the lien of the Indenture shall be situated; and

WHEREAS, the Company now desires to create two new series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage; and

WHEREAS, the execution and delivery by the Company of this              Supplemental Indenture, and the terms of the bonds of the              Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That PPL Electric Utilities Corporation, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustee and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all the provisions of the Indenture (including any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Deutsche Bank Trust Company Americas, as Trustee under the Indenture, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature, acquired

by the Company after the date of the execution and delivery of the              Supplemental Indenture (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted and except any which may not lawfully be mortgaged or pledged under the Indenture), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described;

TOGETHER with all and singular the tenements, hereditaments, prescriptions, servitudes, and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof;

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage and to the extent permitted by law, all the property, rights, and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Indenture, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby; and

IT IS HEREBY DECLARED by the Company that all the property, rights and franchises now owned or hereafter acquired by the Company have been, or are, or will be owned or acquired with the intention to use the same in carrying on the business or branches of business of the Company, and it is hereby declared that it is the intention of the Company that all thereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall (subject to the provisions of Section 87 of the Mortgage and to the extent permitted by law) be embraced within the lien of this              Supplemental Indenture and the lien of the Indenture;

PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this              Supplemental Indenture and from the lien and operation of the Indenture, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Indenture or covenanted so to be; (2) goods, wares, merchandise, equipment, apparatus, materials, or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; construction equipment acquired for temporary use; all aircraft, rolling stock, trolley coaches, buses, motor coaches, automobiles and other vehicles and materials and supplies held for the purposes of repairing or replacing (in whole or part) any of the same; all timber, minerals, mineral rights and royalties; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Indenture or covenanted so to be; the Company’s contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may be or become subject to the lien of the Indenture; (5) electric energy, gas, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business and (6) any property released from the lien of the Mortgage pursuant to Sections 58, 59, 60, 62 or 63 of the Mortgage; provided, however, that the property and rights expressly excepted from the lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof, as supplemented by the provisions of this              Supplemental Indenture;

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto Deutsche Bank Trust Company Americas, as Trustee, and its successors and assigns forever;

IN TRUST NEVERTHELESS for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this              Supplemental Indenture being supplemental to the Mortgage;

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustee by the Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successors in said trust under the Indenture, as follows:

ARTICLE I.

             Series of Bonds

SECTION 1. There shall be a series of bonds designated “First Mortgage Bonds,              % Collateral Series due                         ” (herein sometimes referred to as the “             Series”), each of which shall also bear the descriptive title First Mortgage Bonds, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the              Series shall be limited to $             in aggregate principal amount, except as provided in Section 16 of the Mortgage, and shall be issued as fully registered bonds in denominations of One Thousand Dollars and in any multiple or multiples of One Thousand Dollars; each bond of the              Series shall mature on             , shall bear interest at the rate of      % per annum, payable semi-annually on                          and                          of each year; the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, and interest on each said bond to be also payable at the office of the Company in the City of Allentown, Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Eighty-second Series shall be dated as in Section 10 of the Mortgage provided.

The bonds of the              Series shall be issued by the Company, registered in the name of and delivered to JPMorgan Chase Bank, N.A., as trustee (the “2001 Trustee”) under an Indenture dated as of August 1, 2001 (the “2001 Indenture”), to provide for the payment when due (whether at maturity, by acceleration or otherwise) of the principal and interest of the Securities (as defined in the 2001 Indenture) to be issued from time to time under the 2001 Indenture.

The bonds of the              Series shall not be transferable by the 2001 Trustee, except to a successor trustee under the 2001 Indenture. Bonds of the              Series so transferable to a successor trustee under the 2001 Indenture may be transferred at the principal office of the Trustee in the Borough of Manhattan, The City of New York.

Any payment by the Company under the 2001 Indenture of the principal of or premium, if any, or interest, if any on the securities (the “     % Securities”) which shall been authenticated and delivered under the 2001 Indenture on the basis of the issuance and delivery to the 2001 Trustee of bonds of the              Series (other than by the application of the proceeds of a payment in respect of such bonds) shall, to the extent hereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of, or premium, or interest on such bonds, as the case may be, which is then due.

The Trustee may conclusively presume that the obligation of the Company to pay the principal of or interest on the bonds of the              Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the 2001 Trustee, signed by an authorized officer thereof, stating that the principal of or interest on specified bonds of the Eighty-second Series has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment.

(I) Each holder of a bond of the              Series consents that the bonds of the              Series may be redeemable at the option of the Company or pursuant to the requirements of the Mortgage in whole at any time, or in part from time to time, prior to maturity, without notice provided in Section 52 of the Mortgage, at the principal amount of the bonds to be redeemed, in each case, together with accrued interest to the date fixed for redemption by the Company in a notice delivered on or before the date fixed for redemption by the Company to the Trustee and to the holders of the bonds to be redeemed.

(II) The bonds of the              Series shall also be redeemable, in whole at any time, or in part from time to time, prior to maturity, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to the date of payment of such principal amount, upon receipt by the Trustee of a written notice from the 2001 Trustee (i) delivered to the Trustee and the Company, (ii) signed by its President or any Vice President, (iii) stating that an Event of Default has occurred under the 2001 Indenture and is continuing and that, as a result, there then is due and payable a specified amount with respect to the Securities Outstanding under the 2001 Indenture, for the payment of which the 2001 Trustee has not received funds, and (iv) specifying the principal amount of the bonds of the              Series to be redeemed. Delivery of such notice shall constitute a waiver by the 2001 Trustee of notice of redemption under the Indenture.

(III) At the option of the registered owner, any bonds of the              Series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series, interest rate, maturity and other terms of other authorized denominations.

Subject to the provisions of the third paragraph of this Section 1, Bonds of the              Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York; provided that such transfer shall not result in any security being required to be registered under the Securities Act of 1933, as amended, and an opinion of counsel satisfactory to the Company to such effect shall have been provided to the Company.

The bonds of the              Series shall not be redeemable by the application of cash deposited with the Trustee pursuant to the provisions of Section 64.

Upon any transfer or exchange of bonds of the              Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the              Series.

ARTICLE II.

Miscellaneous Provisions

SECTION 2. The Company reserves the right to make such amendments to the Mortgage, as supplemented, as shall be necessary in order to delete subsection (I) of Section 39 of the Mortgage, and each holder of bonds of the              Series hereby consents to such deletion without any other or further action by any holder of bonds of the              Series.

SECTION 3. The terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this              Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

SECTION 4. Whenever in this              Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this              Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 5. So long as any bonds of the              Series remain Outstanding, unless this provision shall have been waived in writing by the holders of a majority in aggregate principal amount of bonds of the              Series Outstanding at the time of such consent, subdivision (c) of Section 65 of the Mortgage shall read as follows:

“(c) Failure to pay interest or premium, if any, upon or principal (whether at maturity as therein expressed or by declaration, or otherwise) of any Outstanding Qualified Lien Bonds or of any outstanding indebtedness secured by any mortgage or other lien (not included in the term Excepted Encumbrances) prior to the lien of this Indenture, existing upon any property of the Company which is subject to the lien and operation of this Indenture continued beyond the period of grace, if any, specified in such mortgage or Qualified Lien or other lien securing the same;”

SECTION 6. A breach of a specified covenant or agreement of the Company contained in this              Supplemental Indenture shall become a Default under the Indenture upon the happening of the events provided in Section 65(g) of the Mortgage with respect to such a covenant or agreement.

SECTION 7. The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this              Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended by said First through              Supplemental Indentures, shall apply to and form part of this              Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this              Supplemental Indenture.

SECTION 8. Nothing in this              Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the

holders of the bonds and coupons Outstanding under the Indenture, any right, remedy or claim under or by reason of this              Supplemental Indenture or by any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this              Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Indenture.

SECTION 9. This              Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

PPL ELECTRIC UTILITIES CORPORATION does hereby constitute and appoint             , [Treasurer] of PPL ELECTRIC UTILITIES CORPORATION, to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this              Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded, and DEUTSCHE BANK TRUST COMPANY AMERICAS does hereby constitute and appoint             , a [Vice President] of DEUTSCHE BANK TRUST COMPANY AMERICAS, to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this              Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded.

IN WITNESS WHEREOF, PPL ELECTRIC UTILITIES CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President, one of its Vice Presidents or its Treasurer, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, in the City of Allentown, Pennsylvania, and DEUTSCHE BANK TRUST COMPANY AMERICAS has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Principals, Vice Presidents, Trust Officers or Associates, and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents, Trust Officers or Associates, in The City of New York, as of the day and year first above written.

PPL ELECTRIC UTILITIES CORPORATION

By:
Name:
Title:

Attest:

Assistant Secretary

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

Attest:

Vice President

COMMONWEALTH OF PENNSYLVANIA	)
	)	ss.:
COUNTY OF LEHIGH	)

On this      day of                         , before me, a notary public, the undersigned, personally appeared             , who acknowledged himself to be [Treasurer] of PPL ELECTRIC UTILITIES CORPORATION, a corporation and that [he/she], as such [Treasurer], being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by [himself/herself] as [Treasurer].

In witness whereof, I hereunto set my hand and official seal.

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this      day of                         , before me, a notary public, the undersigned, personally appeared             , who acknowledged [himself/herself] to be a [Vice President] of DEUTSCHE BANK TRUST COMPANY AMERICAS, a corporation and that [he/she], as such [Vice President], being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by [himself/herself] as [Vice President].

In witness whereof, I hereunto set my hand and official seal.

Notary Public

Deutsche Bank Trust Company Americas hereby certifies that its precise name and address as Trustee hereunder are:

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trust & Securities Services

60 Wall Street, MS NYC60-2710

New York, New York 10005

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title: